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                                                                   EXHIBIT 10.23


LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603

          Re:   Pledged Deposit Accounts - 5590039615
          -------------------------------------------

Gentlemen/Ladies:

          THIS AGREEMENT Re: Pledged Deposit Accounts (the "Agreement"), among
(a) LaSalle Bank National Association (the "Bank"), (b) Morton's of Chicago, Inc., an Illinois corporation (the "Account Holder"), which is a subsidiary of Morton's Restaurant Group, Inc., a Delaware corporation (the "Borrower") and (c) Wells Fargo Foothill, Inc. ("Foothill"), as agent (in such capacity, the "Agent") for (i) itself as lender (together with such other financial institutions as may from time to time become lenders, collectively, the "Lender") under that certain Loan and Security Agreement, dated as of July 7, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), between the Borrower and Foothill and (ii) The Bank of New York ("BNY"), as collateral agent (in such capacity, the "Collateral Agent" and, together with the Lender, the "Secured Parties") under that certain Indenture, dated as of July 7, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture", and together with the Loan and Security Agreement, the Loan Documents (as defined in the Loan and Security Agreement) and the Collateral Agreements (as defined in the Indenture), the "Debt Documents"), among the Borrower, certain of its subsidiaries (including, among others, the Account Holder), the Collateral Agent and BNY, as trustee (in such capacity, the "Trustee"), for the benefit of the Collateral Agent, the Trustee and the holders of the notes issued from time to time under the Indenture, and shall serve as instructions regarding the operation and procedures for the bank account(s) described below.

          1. ACCOUNT IDENTIFICATION. This Agreement applies to each of the accounts that have been established at the Bank and are identified in EXHIBIT A attached hereto (each, an "Account" and collectively, the "Accounts").

          2. LIEN. The Account Holder has granted to the Secured Parties a continuing lien on and security interest in the Accounts and all amounts from time to time on deposit therein. The Borrower, the Agent and the Bank represent, warrant, covenant and agree that the Collection Account is, and at all times prior to termination of this Agreement will be, a "deposit account" within the meaning of Article 9 of the Uniform Commercial Code as in effect in the Sate of New York (the "UCC"). The Bank represents and warrants that the Bank is a "bank"

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                                                                   EXHIBIT 10.23

within the meaning of Article 9 of the UCC. The Borrower, the Agent, and the Bank agree that, notwithstanding anything herein or in any other agreement to the contrary, for purposes of the UCC, the "Bank's jurisdiction" with respect to the Accounts is New York.

          3. DUTIES. Bank agrees to take such action with respect to the Accounts as shall from time to time be specified in any writing purportedly from the Account Holder or Agent as provided herein. Account Holder and the Agent agree that (a) Bank has no duty to monitor the balance of the Accounts;
(b)Account Holder shall have full rights to instruct the Bank with respect to the Accounts and take any and all actions with respect to the Accounts (including, without limitation, making withdrawals therefrom (using checks, electronic funds transfers or otherwise)) other than during any period (a "Block Period") beginning on the date on which Agent sends Bank written notice instructing the Bank to cease honoring the Account Holder's instructions (the "Block Notice") and continuing until Bank has received subsequent instructions from Agent that such Block Notice is no longer in effect (the "Block Termination Notice"); during any Block Period, the Agent may at any time make withdrawals from the Accounts and take any and all actions with respect to the Accounts, and Bank is hereby authorized to honor any instructions with respect to the Accounts (including withdrawals therefrom) which purport to be from the Agent (in each case without notifying or obtaining the consent of Account Holder); (c) Bank may, without further inquiry, rely on and act in accordance with any instructions it receives from (or which purport to be from) the Agent, notwithstanding any conflicting or contrary instructions it may receive from Account Holder or the Collateral Agent, and Bank shall have no liability to the Agent, Account Holder, Lender, the Collateral Agent or any other person in relying on and acting in accordance with any such instructions; (d) Bank shall have no responsibility to inquire as to the form, execution, sufficiency or validity of any notice or instructions delivered to it hereunder, nor to inquire as to the identity, authority or rights of the person or persons executing or delivering the same, and (e) Bank shall have a reasonable period of time within which to act in accordance with any notice or instructions from Agent with respect to the Accounts. Notwithstanding the preceding terms of this SECTION 3, it is expressly understood and agreed that any direction or request by the Agent with respect to the Accounts will apply only to final and collected funds on deposit in the Accounts and the Agent shall make withdrawals from the Accounts only via fedwire or by electronic transfer to another account maintained with the Bank or another financial institution.

          From and after Bank has received and has had a reasonable time (not to exceed two (2) Business Days (as hereinafter defined)) to act on a Block Notice, each business day during a Block Period on which Bank is neither required nor permitted to close ("Business Day"), Bank will wire transfer to the Agent all of the prior Business Day's deposits into the Accounts which are (i) reasonably believed by Bank to be finally and unconditionally collected, or (ii) collected funds initially deposited in the Accounts by ACH which are no longer subject to reversal under the operating rules of the National Automated Clearing House Association, as follows:

               Agent's Bank: JPMorgan Chase Bank
               Agent's Bank's Address: 4 New York Plaza, 15th Floor, New York,
                    NY 10004
               ABA No.: 021000021
               Credit to: Wells Fargo Foothill, Inc.
               Account No.: 323-266193
               Re: Morton's Restaurant Group, Inc.

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          Notwithstanding anything to the contrary contained in this Agreement,
Bank shall immediately cease all transfers of funds pursuant to this SECTION 3 upon the commencement of any bankruptcy, receivership, insolvency, reorganization, dissolution or liquidation proceedings by or against the Account Holder (a "Bankruptcy Filing"), provided, however, that such termination shall in no way effect the rights of Bank to debit the Accounts for amounts due under this Agreement. From and after the date on which Bank receives notice of such Bankruptcy Filing, Bank shall hold all funds deposited in the Accounts. Upon receipt by Bank of an appropriate order from a court of competent jurisdiction, Bank shall thereafter resume any transfer of funds pursuant to this SECTION 3.

          4. INFORMATION. Bank shall provide the Agent with such information with respect to the Accounts and all items (and proceeds thereof) deposited in the Accounts as the Agent may from time to time reasonably request, and Account Holder hereby consents to such information being provided to the Agent and agrees to pay all expenses in connection therewith.

          5. EXCULPATION; INDEMNITY. Bank undertakes to perform only such duties as are expressly set forth herein. Notwithstanding any other provisions of this Agreement, the parties hereby agree that Bank shall not be liable for any action taken by it or any of its directors, officers, agents or employees in accordance with this Agreement, including, without limitation, any action so taken at Agent's request, except direct damages attributable to the Bank's or such person's own gross negligence or willful misconduct. In no event shall Bank be liable for any (i) losses or delays resulting from acts of God, war, computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond Bank's reasonable control, or (ii) for any other damages, including, without limitation, indirect, special, punitive or consequential damages. Account Holder and the Agent agree, jointly and severally, to indemnify and hold Bank harmless from and against all costs, damages, claims, judgments, attorneys' fees (whether such attorneys shall be regularly retained or specialty employed), expenses, obligations and liabilities of every kind and nature which Bank may incur, sustain or be required to pay (other than solely, as a result of Bank's gross negligence or willful misconduct or the gross negligence or willful misconduct of any of Bank's directors, officers, agents or employees) in connection with or arising out of this Agreement, the Accounts or any Block Notice or Block Termination Notice (including without limitation, the amount of any overdraft created in any of the Accounts resulting from a Chargeback being charged to the related Account or from debiting any of the Accounts for fees owed to the Bank described in SECTION 7 hereof), and to pay to Bank on demand the amount of all such costs, damages, judgments, attorneys' fees, expenses, obligations and liabilities. Nothing in this SECTION 5, and no indemnification of Bank hereunder, shall affect in any way the indemnification obligations of Account Holder to the Agent under any Debt Document to which such Agent is a party. The provisions of this SECTION 5 shall survive termination of this Agreement.

          6. CHARGEBACKS. All items deposited in, and electronic funds transfers credited to, the Accounts and then returned unpaid or returned (or not finally settled) for any reason (collectively, "Chargebacks") will be handled in the following manner: (a) any item which is returned because of insufficient or uncollected funds or otherwise dishonored for any reason will be charged back to the Account in which it was originally deposited, and (b) any returns, reversals or Chargebacks relating to electronic funds transfers or deposits into an Account, or merchant card, debit card or credit card transactions involving such Account will be charged back to such Account.

                                       -3-
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          The Bank will notify the Account Holder of any and all Chargebacks which have been charged back to the applicable Accounts by reporting the return of such items (or electronic funds transfers) to the persons specified in
SECTION 12 hereof. The returned item will be sent to the Account Holder along with a debit advice. The Agent will also receive a copy of each such returned item and the debit advice, provided, however, that after receipt of written notice from the Agent, Bank will send the returned item directly to the Agent.

          In the event there are insufficient funds in the Accounts to cover such Chargebacks, upon receipt of notice from Bank of the occurrence of such Chargebacks and the failure of the Account Holder to pay Bank such Chargebacks, the Agent agrees to pay the amount of the Chargebacks to Bank, in immediately available funds, within one Business Day after receipt of such notice, provided that (a) the Agent shall have no obligation to pay the amount of any Chargeback incurred at any time other than during a Block Period, and (b) any such liability of the Agent to Bank shall in no way release the Account Holder from liability to the Agent and shall not impair the Agent's rights and remedies against the Account Holder, by way of subrogation or otherwise, to collect all such Chargebacks.

          7. CHARGES. In consideration of the services of Bank in establishing, maintaining, and conducting transactions through the Accounts, Bank has established, and the Account Holder hereby agrees to pay the Bank's standard fees and other charges in connection with the Accounts or services provided hereunder (collectively, the "Account Charges"), together with any and all other expenses incurred by Bank in connection with this Agreement, the Accounts, including, but not limited to, the reasonable legal fees of Bank, including the fees of Bank's internal counsel, of every kind and nature, paid or incurred by Bank in enforcing its rights and remedies under this Agreement, or in connection with defending against any defense, cause of action, claim, counterclaim, setoff or crossclaim based on any act of commission or omission by Bank with respect to this Agreement, the Accounts or the Block Notice, other than any expenses resulting from the gross negligence or willful misconduct of the Bank or any of its directors, officers, employees or agents (collectively with the Account Charges, the "Charges").

          In connection with the payment of the Charges in any month, Bank will debit the Accounts. In the event that the Accounts do not contain sufficient available funds to pay the Charges and the Account Holder maintains no other accounts with Bank or such other accounts do not contain sufficient available funds to pay the Charges, Bank will bill the Account Holder directly, and the Account Holder agrees to pay Bank, via wire transfer or other immediately available funds, the amount of such Charges. If the Account Holder fails to pay the amount of the Charges within five (5) Business Days of receipt of a billing statement detailing such Charges, the Agent agrees to pay Bank, via wire transfer or other immediately available funds, the amount of such Charges within two (2) Business Days after receipt of a billing statement detailing such Charges, provided, however, that (a) the Agent shall not be obligated to pay any Charges incurred at any time other than during a Block Period, and (b) any such liability of the Agent to Bank shall in no way release the Account Holder from liability to the Agent and shall in no way impair the Agent's rights and remedies against the Account Holder, by way of subrogation or otherwise, to collect all such fees and expenses.

          Bank reserves the right to change any or all of the fees and charges according to annual review, upon not less than ten (10) days written notice to the Account Holder and the Agent.

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          8.   IRREVOCABLE AGREEMENT. Account Holder acknowledges that the agreements made by it and the authorizations granted by it herein are irrevocable and that the authorizations granted in SECTIONS 2 AND 3 are powers coupled with an interest.

          9. SET-OFF. Bank waives all of its existing and future rights of set-off and banker's liens against the Accounts and all items (and proceeds thereof) that come into possession of Bank in connection with the Accounts, except those rights of set-off and banker's liens arising in connection with (a) Chargebacks, (b) Charges, and (c) amounts owed to Bank pursuant to SECTIONS 4 AND 5 hereof.

          10. MISCELLANEOUS. This Agreement is binding upon the parties hereto and their respective successors and assigns (including any trustee of Account Holder appointed or elected in any action under the Bankruptcy Code) and shall inure to their benefit. Neither the Account Holder nor the Agent may assign their respective rights hereunder unless the prior written consent of the Bank is obtained; PROVIDED, that no such consent (or the consent of the Account Holder) shall be required for the Agent to assign all of its rights and obligations hereunder to the Collateral Agent, and from and after the date that the Bank is provided with a copy of such assignment, the Collateral Agent shall be deemed to be the Agent hereunder. Neither this Agreement nor any provision hereof may be changed, amended, modified or waived, except by an instrument in writing signed by the parties hereto (other than any change to the account information relating to the account of the Agent specified in SECTION 3 (including, without limitation, any change thereto following its assignment of all of its rights and obligations hereunder to the Collateral Agent)). Any provision of this Agreement that may prove unenforceable under any law or regulation shall not affect the validity of any other provision hereof. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Illinois without regard to conflict of laws provisions. This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.

          11. TERMINATION AND RESIGNATION. This Agreement may be terminated by the Agent upon fifteen (15) days' prior written notice to Bank. Bank may, at any time upon fifteen (15) days' prior written notice to the Agent and Account Holder, terminate this Agreement and close the Accounts.

          12. NOTICES. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 P.M. (Chicago, Illinois time) (but only if such telecopied document is also delivered by another method permitted by this Agreement by the next banking business day), or, if not, on the next succeeding banking business day; or (c) if delivered by reputable overnight courier, the banking business day on which such delivery is made by such courier.

          Notices shall be addressed as follows:

               Agent:      Wells Fargo Foothill, Inc.
                           2450 Colorado Avenue, Suite 3000W
                           Santa Monica, California 90404

                                       -5-
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                           Attn: Business Finance Division Manager
                           Telecopy: (310) 453-7420

               Bank:       LaSalle Bank National Association
                           135 South LaSalle Street
                           Chicago, Illinois 60603
                           Attn: Hollis Griffin
                           Telecopy: 312-904-9293

               Account
               Holder:     Morton's of Chicago, Inc.
                           3333 New Hyde Park Road
                           Suite 210
                           New Hyde Park, New York 11042
                           Attn:  Thomas J. Baldwin
                           Telecopy: (516) 627-1898

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this SECTION 12.

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          This Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

                                      MORTON'S OF CHICAGO, INC.
                                           (Account Holder)


                                      By:    /s/ Thomas J. Baldwin
                                          ------------------------
                                          Name:   Thomas J. Baldwin
                                          Title:  Executive Vice President and
                                                  Chief Financial Officer


                                      WELLS FARGO FOOTHILL, INC.
                                            (Agent)


                                      By:     /s/ Sandy Martinez
                                          ----------------------
                                          Name:   Sandy Martinez
                                          Title:  Vice President


ACCEPTED AND AGREED TO as of this
_____ day of September, 2003.


LaSalle Bank National Association


By:    /s/ Hollis J. Griffin
     -----------------------
     Name:  Hollis J. Griffin
     Title: Vice President